EXHIBIT 23.2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement on Form S-3, File No. 33-80679 and Registration Statements on Form S-8, File Nos. 33-94400, 33-56454 and 33-42156.


                                       /S/ ARTHUR ANDERSEN LLP

Portland, Oregon
  June 26, 1996